                                                Filed Pursuant to Rule 424(b)(3)
                                                      REGISTRATION NO. 333-32756

             PROSPECTUS SUPPLEMENT NO. 8 DATED July 29, 2002 TO THE
                        PROSPECTUS DATED JUNE 30, 2000 OF
                               CURAGEN CORPORATION

This Prospectus Supplement No. 8 amends the information in the table under the caption "Selling Holders" in the Prospectus dated June 30, 2000, as supplemented from time to time, by deleting the information contained in the table regarding the Selling Security Holders and substituting therefor the following table:

Name of Security Holder       Common Stock Owned     Common Stock Offered       Common Stock Owned
                                                                               After Completion of
                                                                                   The Offering

CLSP, L.P.                         1,533,579               226,913                   1,306,666

CLSP-SBS I, L.P.                      81,034                81,034                           0

CLSP-SBS II, L.P.                     30,397                30,397                           0

CLSP II, L.P.                         36,656                36,656                           0

Quantum Industrial                   281,250               281,250                           0
Partners LDC

Quantum Partners LDC                 281,250               281,250                           0

This Prospectus Supplement No. 8 should be read in conjunction with the Prospectus dated June 30, 2000. The selling holders identified above may have sold, transferred or otherwise disposed of all or a portion of their common stock since the date on which they provided the information set forth in the table above in transactions exempt from the registration requirements of the Securities Act.